EXHIBIT 23.3

CONSENT OF GREENE HOLCOMB & FISHER LLC

We hereby consent to the inclusion in Amendment No. 2 to the Registration Statement on Form S-4 (Registration No. 333-112533) of Golden Oval Eggs, LLC (“the LLC”) relating to the proposed merger of Midwest Investors of Renville, Inc. with and into the LLC, of our valuation opinion letter, dated January 9, 2004, appearing as Annex D to the Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm’s name therein.  In giving such consent, we do not thereby admit that we come within the category of person whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

By:	/s Green Holcomb & Fisher
Greene Holcomb & Fisher LLC

90 South Seventh Street
54th Floor
Minneapolis, Minnesota 55402
March 30, 2004